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                                                                      EXHIBIT 23


                          Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of PLC Systems Inc. of our report dated February 19, 1999, except for Note 11, as to which the date is March 4, 1999, included in the 1998 Annual Report to Shareholders of PLC Systems Inc.

Our audits also included the financial statement schedule of PLC Systems Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-98744, 333-34315, 333-53649 and 333-68923 and Form S-8 Nos.
33-95168 and 333-51547) of PLC Systems Inc. of our report dated February 19, 1999, except for Note 11, as to which the date is March 4, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of PLC Systems Inc. for the year ended December 31, 1998.



                                             Ernst & Young LLP



Boston, Massachusetts
March 25, 1999